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                                                                    EXHIBIT 3.02


                                    CITICORP

                                     BY-LAWS














                     AS AMENDED EFFECTIVE FEBRUARY 26, 2003

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                                      INDEX

                                       TO

                                     BY-LAWS

                                       OF

                                    CITICORP

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                                      INDEX
                                       TO
                                     BY-LAWS
                                       OF
                                    CITICORP

                                                                                            Page
                                                                                            ----
Article I - Offices                                                                         1
         Section       1.      Principal Office                                             1
         Section       2.      Other Offices                                                1
Article II - Meetings of Stockholders                                                       1
         Section       1.      Annual Meeting                                               1
         Section       2.      Special Meetings                                             1
         Section       3.      Place of Meetings                                            1
         Section       4.      Notice of Meetings                                           1
         Section       5.      Organization                                                 2
         Section       6.      Inspector of Election                                        2
         Section       7.      Quorum and Adjournment                                       2
         Section       8.      Order of Business                                            2
         Section       9.      Vote of Stockholders                                         2
Article III - Board of Directors                                                            3
         Section       1.      Number                                                       3
         Section       2.      General Powers                                               3
         Section       3.      Place of Meetings                                            3
         Section       4.      Organization Meeting                                         3
         Section       5.      Regular Meetings                                             4
         Section       6.      Special Meetings: Notice and Waiver of Notice                4
         Section       7.      Organization                                                 4
         Section       8.      Quorum and Manner of Acting                                  4
         Section       9.      Voting                                                       5
         Section       10.     Resignations                                                 5
         Section       11.     Vacancies                                                    5
Article IV -  Executive Committee                                                           5
         Section       1.      Constitution and Powers                                      5
         Section       2.      Membership; Meetings; Quorum                                 5
         Section       3.      Records                                                      6
Article V - Other Committees                                                                6
         Section       1.      Other Committees                                             6
         Section       2.      Place of Meetings: Notice and Waiver of Notice               6

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
                                                                                            Page
                                                                                            ----
Article VI - The Officers                                                                   6
         Section       1.      Officers                                                     6
         Section       2.      Term of Office                                               6
         Section       3.      Resignations                                                 7
         Section       4.      The Chairman                                                 7
         Section       5.      The Chief Executive Officer                                  7
         Section       6.      The President                                                7
         Section       7.      The Vice Chairmen                                            7
         Section       8.      The Executive Vice Presidents                                7
         Section       9.      The Chairman Credit Policy Committee                         7
         Section       10.     The Senior Vice Presidents                                   8
         Section       11.     The Vice Presidents                                          8
         Section       12.     The Secretary                                                8
         Section       13.     The Treasurer                                                8
         Section       14.     The Chief Auditor                                            8
Article VII - Stock and Transfers of Stock                                                  8
         Section       1.      Stock Certificates                                           8
         Section       2.      Transfer Agents and Registrars                               9
         Section       3.      Transfers of Stock                                           9
         Section       4.      Lost Certificates                                            9
Article VIII - Corporate Seal                                                               9
         Section       1.      Seal                                                         9
         Section       2.      Affixing and Attesting                                       9
Article IX - Miscellaneous                                                                  10
         Section       1.      Fiscal Year                                                  10
         Section       2.      Signatures on Negotiable Instruments                         10
         Section       3.      Execution of Contracts and Other Instruments                 10
         Section       4.      Shares of Other Corporations                                 10
         Section       5.      References to Article and Section Numbers and to             10
                               the Certificate of Incorporation
         Section       6.      Reference to Gender                                          11
Article X - Amendments                                                                      11

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                                    CITICORP
                                     BY-LAWS

                                    ARTICLE I
                                     Offices

Section 1. PRINCIPAL OFFICE. The principal office and place of business of Citicorp shall be 399 Park Avenue in the City and State of New York.

Section 2. OTHER OFFICES. Citicorp may establish or discontinue, from time to time, such other offices and places of business as may be deemed proper for the conduct of Citicorp's business.

                                   ARTICLE II
                            Meetings of Stockholders

Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting.

Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of common stock who hold of record collectively at least one-third of the outstanding shares of common stock. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting of stockholders.

Section 3. PLACE OF MEETINGS. Each meeting of stockholders shall be held at such place either within or outside the State of Delaware as may be designated by the Board of Directors for a particular meeting prior to the time when notice thereof is given to the stockholders entitled to vote thereat.

Section 4. NOTICE OF MEETINGS. Except as otherwise provided or permitted by law, the Certificate of Incorporation, or the By-Laws, notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote thereat either by delivering such notice to him personally or by mailing the same to him. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of Citicorp unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall state the place, date and hour of the meeting, and if for a special meeting the purpose or purposes for which the meeting is called, and shall be given not less than ten nor more than fifty days before the date of the meeting. Such notice may be waived in writing before, after, or at, such meeting.

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Section 5. ORGANIZATION. The Chairman shall act as such chairman at all meetings of stockholders, shall call all meetings of stockholders to order and preside thereat. In the absence of the Chairman, the Chief Executive Officer shall act as such chairman and in the absence of the Chief Executive Officer, the President shall act as such Chairman. In the absence of the Chairman, the Chief Executive Officer and the President, the Vice Chairman, or if there be more than one Vice Chairman present, the one of them first appointed to such office shall act as such chairman. The Board of Directors may designate an alternate chairman for any meeting of stockholders, and if the Chairman, the Chief Executive Officer, the President and such Vice Chairman are absent from a meeting and such an alternate chairman has been designated therefore, he shall act as chairman of the meeting. In the absence of the Chairman, the Chief Executive Officer, the President, such Vice Chairman and such an alternate chairman, or if no such alternate chairman has been designated for a meeting and the Chairman, the Chief Executive Officer, the President and such Vice Chairman are absent therefrom, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman shall be elected, who shall preside thereat. The Secretary of Citicorp shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

Section 6. INSPECTOR OF ELECTION. If the Board of Directors shall so determine, any election of directors by vote by ballot at a meeting of stockholders shall be conducted by one or more inspectors of election appointed for that purpose by the chairman of the meeting, who, before entering upon the discharge of their duties, shall be duly sworn faithfully to execute the duties of inspectors of election at such meeting with strict impartiality, and according to the best of their ability. If any such inspector appointed to act at any meeting shall not be present or shall fail to act, the chairman of the meeting shall appoint some other person present to act as inspector in his place. The inspector(s) of election at the request of the chairman of the meeting shall conduct any other vote by ballot taken at such meeting. The inspector(s) of election may also be appointed to act at meetings of stockholders at which directors are not to be elected, and at the request of the chairman of the meeting shall conduct any vote by ballot at such meeting.

Section 7. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote.

Section 9. VOTE OF STOCKHOLDERS. Except as otherwise required by law or the Certificate of Incorporation, all action by stockholders may be taken by written consent in lieu of a meeting. The vote in the election of directors at a meeting of stockholders shall be by ballot unless the Board of Directors determines otherwise, and the vote upon any question before a meeting of stockholders shall be ballot if so directed by the chairman of the meeting. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy

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voting. Except as otherwise required by law or by the Certificate of
Incorporation, directors to be elected at a meeting of stockholders shall be elected by a plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election and whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting thereof, it shall be authorized by a majority of the votes cast at such meeting by the holders of stock entitled to vote thereon.

                                   ARTICLE III
                               Board of Directors

Section 1. NUMBER. The number of directors constituting the Board of Directors of Citicorp shall be such number as is fixed from time to time by resolution adopted by the Board of Directors or by the stockholders.

Section 2. GENERAL POWERS. The business, properties and affairs of Citicorp shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to appoint the officers of Citicorp, to appoint and direct agents, and to grant general or limited authority to officers, employees and agents of Citicorp to make, execute and deliver contracts and other instruments and documents in the name and on behalf of Citicorp and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of Citicorp and do all lawful acts and things which are not reserved to the stockholders by law or the Certificate of Incorporation.

Section 3. PLACE OF MEETINGS. Meetings of the Board of Directors, whether regular or special, shall be held at the principal office of Citicorp or such other place within or without the State of Delaware as may, from time to time, be fixed by resolution of the Board of Directors, provided that the place so determined for any meeting may be changed to some other place, in the case of a regular meeting, by order of the Chairman, the President or any Vice Chairman, and in the case of a special meeting, by order of the person or persons at whose request the meeting is called if in either such case the place so changed is specified in a notice given as provided in Section 6 of this Article III or in a waiver of notice thereof.

Section 4. ORGANIZATION MEETING. A newly elected Board of Directors shall meet and organize, as soon as practicable, after each annual meeting of stockholders, at the principal office of Citicorp, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given as provided in Section 6 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof. Any business which may properly be transacted by the Board of Directors may be transacted at any organization meeting thereof.

Section 5. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held quarterly, unless the Board of Directors shall otherwise determine, with notice to the directors of the date and time of such meeting, or, may be held at such other time and place as the Board shall have ordered at any previous meeting.

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Section 6. SPECIAL MEETINGS: NOTICE AND WAIVER OF NOTICE. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman, the Chief Executive Officer, the President, or on the request in writing of any three directors stating the purpose or purposes of such meeting. Notice of any special meeting, specifying the time and place of such meeting, shall be in form approved by the Chairman, the Chief Executive Officer, or the President, or if the meeting is called pursuant to the request of some other directors and there shall be a failure to approve the form of notice as aforesaid, then in form approved by such directors. Notice of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before such day of meeting. Whenever notice of any meeting of the Board of Directors is required to be given under any provision of law, the Certificate of Incorporation or the By-Laws, a written waiver thereof signed by the director entitled to notice, whether before, at, or after the time of such meeting, shall be deemed equivalent to notice. Attendance of a director at any meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Section 7. ORGANIZATION. The Chief Executive Officer shall preside at all meetings of the Board of Directors and the Executive Committee of the Board of Directors (which Committee is provided for in Article IV and is hereinafter referred to as the "Executive Committee"). In the absence of the Chief Executive Officer, the President, or in the absence of the Chief Executive Officer and the President, the Chairman, the Vice Chairman, or if there be more than one Vice Chairman present, the one of them first appointed to such office, shall preside at all meetings of the Board of Directors and the Executive Committee. In the absence of the Chairman, the Chief Executive Officer, the President and such Vice Chairman, a temporary chairman may be chosen by the members of the Board of Directors or of the Executive Committee present to preside at a meeting of the Board of Directors or of the Executive Committee, respectively. The Secretary of Citicorp shall act as the secretary at all meetings of the Board of Directors and of the Executive Committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

Section 8. QUORUM AND MANNER OF ACTING. At every meeting of the Board of Directors a majority shall constitute a quorum, of which a majority must be U.S. citizens; and, except as otherwise provided by law, or by Section 1 of Article IV, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors may participate in meetings through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

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Section 9. VOTING. On any question on which the Board of Directors or the
Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors or the Executive Committee so requests.

Section 10. RESIGNATIONS. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chairman, the Chief Executive Officer, the President or any Vice Chairman, or by giving written notice thereof to Citicorp. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

Section 11. VACANCIES. When any vacancy occurs among the directors, the remaining members of the Board may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

                                   ARTICLE IV
                               Executive Committee

Section 1. CONSTITUTION AND POWERS. There shall be an Executive Committee of the Board of Directors which shall be constituted as provided in Section 2 of this Article. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board that may lawfully be delegated.

Section 2. MEMBERSHIP; MEETINGS; QUORUM. The Executive Committee shall hold a regular meeting without notice at the time and place appointed for each regular meeting of the Board of Directors at which a quorum of the Board shall not be in attendance at said time and place, unless such regular meeting of the Board is cancelled upon notice. The directors present at such time and place, if there be not less than three, shall constitute the Executive Committee for such regular meeting, and the vote of a majority of the Committee as so constituted shall suffice for the transaction of business. A special meeting of the Executive Committee may be called at any time by the Chairman, the Chief Executive Officer or the President. Notice of any such special meeting shall be given to each director in the manner provided in Article III, Section 6, for the giving of notice, or the waiver thereof, of a special meeting of the Board of Directors and shall be sufficient even though such notice refers only to a meeting of the Board of Directors. The directors who shall attend at the time and place fixed in such notice, if there be not less than three, shall constitute the Executive Committee for such special meeting, and the vote of a majority of the Committee as so constituted shall suffice for the transaction of business. Executive Committee meetings may be held through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

Section 3. RECORDS. The Executive Committee shall keep minutes of its acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board.

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                                    ARTICLE V
                                Other Committees

Section 1. OTHER COMMITTEES. The Board of Directors may, from time to time, appoint other committees which shall have such powers and duties as the Board of Directors may properly determine, and may appoint one of the members of any such other committee to be its chairman. A majority of the members of such other committees shall constitute a quorum, unless otherwise specified by the Board of Directors.

Section 2. PLACE OF MEETINGS: NOTICE AND WAIVER OF NOTICE. Meetings of committees of the Board of Directors shall be held at the principal office of Citicorp or at such other places as the committee in question may, from time to time, determine, subject to the provisions of Section 2 of Article IV with respect to meetings of the Executive Committee. Meetings of any committee of the Board of Directors other than the Executive Committee may be called by the Chairman of such committee or by the Secretary at the request of any other member thereof. Notice of any meeting of any committee of the Board of Directors other than the Executive Committee shall be in form approved by the chairman of such committee, or if the meeting is called pursuant to the request of some other member of such committee and there is a failure to approve the form of notice as aforesaid, then in the form approved by such member. The provisions of
Section 6 of Article III with respect to the giving and waiver of notice of special meetings of the Board of Directors shall also apply to all meetings of such other committee.

                                   ARTICLE VI
                                  The Officers

Section 1. OFFICERS. Citicorp shall have a Chairman, a Chief Executive Officer, a President, one or more Vice Chairmen, one or more Executive Vice Presidents, a Chairman Credit Policy Committee, one or more Senior Vice Presidents, and one or more Vice Presidents, and shall have a Secretary and a Chief Auditor; and such officers shall be appointed by the Board of Directors, which may establish senior officer positions equivalent to and having duties and powers the same as these officers. The Board of Directors may also appoint one or more Assistant Secretaries and such other officers and agents as in their judgment the business of Citicorp may require, and any such officers may be appointed, subject to the authority of the Board of Directors, by the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 2. TERM OF OFFICE. All officers shall hold office during the pleasure of and until removed by the Board of Directors, or, in the case of officers who may be appointed by the Chairman, the Chief Executive Officer, the President, or any Vice Chairman, until removed by one of them or by the Board of Directors.

Section 3. RESIGNATIONS. Any officer may resign at any time, either by oral tender of resignation to the Chairman, the Chief Executive Officer, the President, or any Vice Chairman or by giving written notice thereof to Citicorp. Any resignation shall be effective immediately unless a date certain is specified for it to take effect.

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Section 4. THE CHAIRMAN. The Chairman shall have general executive powers as well as the specific powers conferred by these By-Laws. He shall preside at meetings of the stockholders and, in the absence of the Chief Executive Officer and the President, at meetings of the Board of Directors and the Executive Committee.

Section 5. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the Board of Directors and the Executive Committee and shall have general executive powers as well as the specific powers conferred by these By-Laws. The Chief Executive Officer shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors. In the absence of the Chairman, the Chief Executive Officer shall exercise the powers and duties of the Chairman related to meetings of the stockholders.

Section 6. THE PRESIDENT. The President shall have general executive powers as well as the specific powers conferred by these By-Laws. In the absence of the Chief Executive Officer, the President shall exercise the powers and duties of the Chief Executive Officer, including the powers and duties related to meetings of the Board of Directors and the Executive Committee.

Section 7. THE VICE CHAIRMEN. In the absence of the Chairman, the Chief Executive Officer and the President, and in the order of their appointment to the office, the Vice Chairmen shall exercise the powers and duties of the Chief Executive Officer related to meetings of the Board of Directors and the Executive Committee and the powers and duties of the Chairman related to meetings of the stockholders. The Vice Chairmen shall have general executive powers as well as the specific powers conferred by these By-Laws. Each of them shall also have such powers and duties as may from time to time be assigned by the Board of Directors, the Chairman, the Chief Executive Officer, or the President.

Section 8. THE EXECUTIVE VICE PRESIDENTS. Each Executive Vice President shall have general executive powers as well as the specific powers conferred by these By-Laws. Each Executive Vice President shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 9. THE CHAIRMAN CREDIT POLICY COMMITTEE. The Board of Directors may appoint a Chairman Credit Policy Committee, who shall have general responsibilities in connection with the formation and administration of the credit policies of Citicorp. He shall have general executive powers, as well as the specific powers conferred by these By-Laws. He shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, or the President.

Section 10. THE SENIOR VICE PRESIDENTS. Each Senior Vice President shall have general executive powers as well as the specific powers conferred by these By-Laws. Each Senior Vice President shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

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Section 11. THE VICE PRESIDENTS. The several Vice Presidents shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 12. THE SECRETARY. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, as provided in Section 4 of Article II and Section 6 of Article III, and shall keep minutes of all proceedings at meetings of the stockholders, of the Board of Directors and of the Executive Committee, as well as of all proceedings at all meetings of other regular committees of the Board of Directors. He shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall have charge of the stock ledger and shall keep and account for all books, documents, papers and records of Citicorp, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. The Secretary may appoint one or more Assistant Secretaries with such powers and duties as the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or the Secretary shall, from time to time, determine. In the absence of the Secretary, such person as shall be designated by the Chairman, the Chief Executive Officer, the President, or any Vice Chairman shall perform his duties.

Section 13. THE TREASURER. The Treasurer shall have the powers attendant to the office of Treasurer. The Treasurer shall also have such further powers and duties as may from time to time be assigned by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 14. THE CHIEF AUDITOR. The Board of Directors shall appoint a Chief Auditor, who shall be the chief auditing officer of Citicorp. He shall continuously examine the affairs of Citicorp, and shall report to the Board of Directors. He shall have and may exercise the powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

                                   ARTICLE VII
                          Stock and Transfers of Stock

Section 1. STOCK CERTIFICATES. The stock of Citicorp shall be represented by certificates signed by the Chairman, the Chief Executive Officer, or the President and the Secretary or an Assistant Secretary. Where any such certificate is countersigned by a Transfer Agent, other than Citicorp or its employee, or by a Registrar, other than Citicorp or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by Citicorp with the same effect as if such officer, Transfer Agent or Registrar were such officer, Transfer Agent or Registrar at the date of its issue. The certificates representing the stock of Citicorp shall be in such form as shall be approved by the Board of Directors.

Section 2. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the Borough of Manhattan, City, County and

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State of New York, and in such other city or cities as the Board of Directors may deem advisable, including any banking subsidiaries of Citicorp, from time to time, to act as Transfer Agents and Registrars of the stock of Citicorp; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 3. TRANSFERS OF STOCK. Transfers of stock shall be made on the books of Citicorp only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached hereto, and with such proof of the authenticity of the signatures as Citicorp or its agents may reasonably require. No transfer of stock other than on the records of Citicorp shall affect the right of Citicorp to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the records of Citicorp.

Section 4. LOST CERTIFICATES. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers or any agent or agents thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent (or where such duly authorized agent is the Transfer Agent may itself countersign) and registered by the appropriate Registrar; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish to Citicorp and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                                  ARTICLE VIII
                                 Corporate Seal

Section 1. SEAL. The seal of Citicorp shall be in such form as may be approved, from time to time, by the Board of Directors.

Section 2. AFFIXING AND ATTESTING. The seal of Citicorp shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary or by any other person or persons as may be designated by the Board of Directors or the Secretary.

                                   ARTICLE IX
                                  Miscellaneous

Section 1. FISCAL YEAR. The fiscal year of Citicorp shall be the calendar year.

Section 2. SIGNATURES ON NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such

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manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

Section 3. EXECUTION OF CONTRACTS AND OTHER INSTRUMENTS. The Chairman, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, the Chairman Credit Policy Committee, any Senior Vice President, any Vice President, the Secretary, and the Chief Auditor, or anyone holding a position equivalent to the foregoing pursuant to provisions of these By-Laws, shall each have general authority to execute contracts, bonds, deeds and powers of attorney in the name of and on behalf of Citicorp. Any contract, bond, deed or power of attorney may also be executed in the name of and on behalf of Citicorp by such other officer or such other agent as the Board of Directors may from time to time direct. The provisions of this Section 3 are supplementary to any other provisions of these By-Laws.

Section 4. SHARES OF OTHER CORPORATIONS. The Chairman, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, the Chairman Credit Policy Committee, any Senior Vice President, any Vice President, and the Secretary, or anyone holding a position equivalent to the foregoing pursuant to provisions of these By-Laws, is each authorized to vote, represent and exercise on behalf of Citicorp, all rights incident to any and all shares of any other corporation or corporations standing in the name of Citicorp. The authority herein granted to said officer to vote or represent on behalf of Citicorp any and all shares held by Citicorp in any other corporation or corporations may be exercised by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

Section 5. REFERENCES TO ARTICLE AND SECTION NUMBERS AND TO THE CERTIFICATE OF INCORPORATION. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of Citicorp, as amended.

Section 6. REFERENCE TO GENDER. A reference in these By-Laws to one gender, masculine, feminine, or neuter, includes the other two; and the singular includes the plural and vice versa unless the context otherwise requires.

                                    ARTICLE X
                                   Amendments

The By-Laws may be altered, amended or repealed, and new By-Laws adopted, from time to time, by the Board of Directors at any regular or special meeting.

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The undersigned, duly qualified and acting Secretary/Assistant Secretary of
Citicorp, a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the By-Laws of the said Citicorp, as at present in force and effect.

WITNESS, the hand of the undersigned and the seal of the said Citicorp, this 26th day of February, 2003.



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